AquaBounty Technologies, Inc.
Results for the quarter ended March 31, 2017
MAYNARD, Massachusetts, May 9, 2017 - AquaBounty Technologies, Inc. (NASDAQ: AQB; AIM: ABTU) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NYSE: XON), announces the Company’s financial results for the quarter ended March 31, 2017.
Financial and Operational Summary:

•	Completed a US$25.0 million equity subscription with Intrexon Corporation

•	Implemented a 1-for-30 reverse share split and completed the listing of the Company’s common shares on the NASDAQ Capital Market

•	Continued to progress the Company’s renovation plans at Rollo Bay and submitted a follow-on request to authorities to construct a broodstock facility and a grow-out facility on the site

•	Seeking shareholder approval to de-list the Company’s common shares from trading on AIM
Ronald Stotish, Chief Executive Officer of AquaBounty, stated: “We are pleased by the progress we’ve made during the first quarter on our 2017 goals. We completed the listing of our common shares on the NASDAQ Capital Market, aided by the infusion of $25.0 million in new equity from Intrexon. This has allowed us to continue with, and expand upon, our plans to renovate the former Atlantic Sea Smolt plant in Rollo Bay on Prince Edward Island. We have submitted an application to the provincial regulatory authorities for the construction of a broodstock facility to house our non-transgenic Atlantic salmon stock and a 250 metric ton recirculating aquaculture system (“RAS”) facility to grow out our AquAdvantage® Salmon. We see this as the first step in our commercialization plan. We are also continuing to search for sites to establish our first RAS grow-out facility in the United States, and we expect to complete this process this year.”
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the nature of and progress toward the Company’s commercialization plan; the anticipated progress to be made by the Company during 2017; the completion of the Rollo Bay renovations and the regulatory approval for, and construction of, a broodstock facility and grow-out unit; and the establishment of a grow-out facility in the United States. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate”, or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.
Enquiries:
Generally
AquaBounty Technologies, Inc.
David A. Frank, Chief Financial Officer    +1 978 648 6000
AIM Investors
Stifel Nicolaus Europe Limited
Stewart Wallace    +44 20 7710 7600
Luther Pendragon
Harry Chathli, Claire Norbury    +44 20 7618 9100

AquaBounty Technologies, Inc.
Consolidated Balance Sheets
(Unaudited)

	As of
	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$25,472,604	$3,324,609
Certificate of deposit	10,749	10,666
Other receivables	92,455	164,743
Inventory	101,046	—
Prepaid expenses and other current assets	264,228	72,983
Total current assets	25,941,082	3,573,001

Property, plant and equipment, net	2,199,311	1,723,707
Definite-lived intangible assets, net	195,273	198,698
Indefinite-lived intangible assets	191,800	191,800
Other assets	21,628	21,628
Total assets	$28,549,094	$5,708,834

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$784,662	$1,017,851
Current debt	18,249	17,913
Total current liabilities	802,911	1,035,764

Long-term debt	2,786,839	2,645,015
Total liabilities	3,589,750	3,680,779

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized;
8,885,009 (2016: 6,463,936) shares outstanding	8,885	6,464
Additional paid-in capital	126,580,621	101,581,724
Accumulated other comprehensive loss	(300,558)	(286,272)
Accumulated deficit	(101,329,604)	(99,273,861)
Total stockholders’ equity	24,959,344	2,028,055

Total liabilities and stockholders’ equity	$28,549,094	$5,708,834

AquaBounty Technologies, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Costs and expenses
Sales and marketing	$208,288	$201,377
Research and development	720,022	815,257
General and administrative	1,120,788	779,525
Total costs and expenses	2,049,098	1,796,159

Operating loss	(2,049,098)	(1,796,159)

Other income (expense)
Gain on disposal of equipment	—	2,861
Interest expense	(5,280)	(24,306)
Other income (expense), net	(1,365)	(1,373)
Total other income (expense)	(6,645)	(22,818)

Net loss	$(2,055,743)	$(1,818,977)

Other comprehensive loss:
Foreign currency translation loss	(14,286)	(96,993)
Total other comprehensive loss	(14,286)	(96,993)

Comprehensive loss	$(2,070,029)	$(1,915,970)

Basic and diluted net loss per share	$(0.24)	$(0.35)
Weighted average number of common shares -
basic and diluted	8,400,795	5,248,306

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